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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                (Amendment No. 2)
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Viewpoint Corporation
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                                     95-4102687
            (State of Incorporation                                    (IRS Employer
            or Organization)                                           Identification No.)


498 Seventh Avenue, New York, New York                                       10018
(Address of principal executive offices)                                   (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), please check the following box. / /


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                                       Name of Each Exchange on Which
to be so Registered                                       Each Class is to be Registered
        None                                                            None
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Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Rights
                                (Title of Class)
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         The undersigned registrant hereby amends its Registration on Form 8-A, as amended, by adding the information set forth below.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         On June 29, 2000, the Board of Directors of Viewpoint Corporation
(formerly known as MetaCreations Corporation) (the "Company") authorized the amendment of its Amended and Restated Rights Agreement, dated as of June 24, 1999, resulting in Amendment No. 1 to Amended and Restated Rights Agreement (the
"Amendment"), between the Company and BankBoston, N.A., as Rights Agent ("Rights
Agent").

         The Company has amended the rights plan to exclude Computer Associates
International, Inc. ("Computer Associates") from the definition of "Acquiring
Person" until such time as Computer Associates shall be the beneficial of 17.5% or more of the Common Stock of the Company.

         This summary description of Amendment No. 1 to Amended and Restated
Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Amended and Restated Rights
Agreement which is attached hereto as Exhibit 5.

ITEM 2.  EXHIBITS

(5)  Amendment No. 1 to Amended and Restated Rights Agreement, dated as of June
     24, 1999 between MetaCreations Corporation and BankBoston, N.A., as Rights
     Agent.
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                                   SIGNATURES


                  Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                                             VIEWPOINT CORPORATION



Date:  December 1, 2000                      By:  /s/ Robert E. Rice
                                                  ------------------------------
                                                  Name:  Robert E. Rice
                                                  Title: Chief Executive Officer
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                                  EXHIBIT INDEX

 Exhibit

   (5)    Amendment No. 1 to Amended and Restated Rights Agreement, dated as of
          June 24, 1999 between MetaCreations Corporation and BankBoston, N.A., as Rights Agent.